UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 8, 2017

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23902 FM 2978 Tomball, Texas	77375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On May 8, 2017, Charles Blum and Nathan Shelton tendered to Registrant’s (or “Company”) Board of Directors (“Board”) their respective resignations from the Board, effective as of the same date thereof. In lieu of cash for Committee fees payable to Messrs. Blum and Shelton, on May 9, 2017, the Board agreed to vest all the stock options granted to Messrs. Blum and Shelton on January 1, 2017, to purchase 1,000,000 shares each of common stock of Registrant at $0.05 per share.

(d)        On May 9, 2017, seeking to fill the vacant seats on the Board created by the resignations of Mr. Blum and Mr. Shelton, the Board unanimously appointed Gary Buchler and Richard Munn to sit on the Board of Directors of the Company. Mr. Buchler will serve on the Audit Committee of the Board. As Directors, Messrs. Buchler and Munn shall receive compensation under the Company’s current director compensation policy, pro rata starting as of May 9, 2017.

There are no arrangements or understandings between Messrs. Buchler and Munn, on the one hand, and any other persons, or the Registrant, on the other hand, pursuant to which each was selected as a director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transactions with Messrs. Buchler or Munn within the meaning of Item 404(a) of Regulation S-K.

Messrs. Buchler and Munn, as members of the Board of Registrant, will be entitled to receive fees, stock options, warrants or stock which may be granted by the Company to its directors.

Bios for Mr. Buchler and Mr. Munn are as follows:

Gary Buchler, Director

Gary Buchler is Chief Operating Officer of the Natural Gas Pipeline business unit of Kinder Morgan, Inc. (NYSE: KMI) and operator of one of the largest interstate pipeline systems in the United States. With oversight of a combined annual expense/capital budget of $1.3 billion, Mr. Buchler is responsible for all Engineering, Operations, Environmental, Health and Safety (EHS), and Land Management functions for roughly 70,000 miles of transmission and gathering pipelines. Mr. Buchler is responsible for the day-to-day management of 3,900 employees, evaluation and oversight of expansion projects, and the evaluation of potential acquisitions. As Chief Operating Officer of the KM Gas Pipelines, Mr. Buchler has been instrumental in the acquisition and integration of more than $45 billion in pipeline assets at Kinder Morgan. Mr. Buchler has held various management positions at Kinder Morgan since 1979, including Vice-President Engineering/Operations Pipeline Group, Vice-President Eastern Pipeline Operations, Vice-President Engineering and Operations Kinder Morgan Gas Treating/Kinderhawk Field Services, and Director of Pipeline Integrity. He earned a Bachelor’s Degree in Electrical Engineering from the University of Iowa and an MBA from the Keller Graduate School of Management.

Richard Munn, Director

Richard W. Munn is one of the top players in the royalty and mineral arena as demonstrated over the last 15 years with 39 years of industry experience. Of note, he managed the royalty acquisition teams at Noble Royalties and other companies, closing on the acquisition of approximately $450 million worth of Royalty and Mineral Interests involving over 50 separate transactions. Mr. Munn has a solid reputation and extensive relationships with private and public U.S.-based energy producers and mineral holders. He has also managed his own exploration and production companies. From 2005 to 2007, Mr. Munn chaired the IPAA Business Development Committee and from 2007 to 2009, he chaired the IPAA Business Development/ Membership Committee. From 2005 to 2007, Mr. Munn chaired the Society of Petroleum Engineers Business Development Committee. In addition, to his network of oil and gas industry relationships, Mr. Munn is a licensed registered professional geologist in Wyoming with a B.A. in Geology from the University of Colorado.

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Item 5.08	Shareholder Director Nominations

(a)       As previously reported, the Board has established July 14, 2017, as the date of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) and May 15, 2017, as the record date for determining stockholders entitled to notice of, and to vote at, the 2017 Annual Meeting. Because the Company did not hold an annual meeting the previous year, stockholders of the Company who wish to nominate a person for election as a director must ensure that written notice of such nomination (including the Class of Director to which that individual is nominated) is received by the Company’s Secretary at QS Energy Inc., 23902 FM 2978, Tomball, Texas 77375 on or before the close of business on May 23, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such nomination must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting, including submission of notice of the nomination by Schedule 14N required pursuant to § 240.14a-18. The May 23, 2017 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) promulgated under of the Securities Exchange Act of 1934 (“Exchange Act”).

Also, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company’s proxies may exercise discretionary voting authority under proxies that the Company’s Board of Directors solicits to vote in accordance with their best judgment on any such stockholder proposal or nomination. The Company encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Item 8.01	Other Events

On May 9, 2017, the Board approved, pursuant to Article 3, Section 2 of the Bylaws, fixing the number of Directors of the Company at seven (7).

On May 9, 2017, the Board elected to assume the responsibilities and obligations of the Compensation Committee and of the Nominating and Corporate Governance Committee of the Board of the Company for the purposes of cost saving and to increase efficiency. By resolution, the Board eliminated those two Committees.

In addition to the appointment of Mr. Buchler to the Audit Committee discussed in Item 5.02(d) above, on May 9, 2017, the Board appointed Don Dickson, a Director of the Company, to the Audit Committee. Thomas Bundros, a Director of the Company, shall remain a member and Chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	QS ENERGY, INC.
	By:	/s/ Michael McMullen
	Name:	Michael McMullen
	Title:	CFO

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